UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2013 (July 2, 2013)

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-177563	45-2771978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Elimination of Asset Management Fees Due and Payable During Offering Period

As previously disclosed in a press release issued on January 22, 2013 by American Realty Capital Global Trust, Inc. (the “Company”), the Company’s board of directors and management mutually agreed on, and the board of directors then approved, the elimination of the payment of asset management fees in the form of cash or common stock to the Advisor (as defined below) effective with the quarter ended March 31, 2013.

Accordingly, the Company entered into that certain Second Amended and Restated Advisory Agreement (the “A&R Advisory Agreement”) with American Realty Capital Global Operating Partnership, L.P. (the “Operating Partnership”) and American Realty Capital Global Advisors, LLC (the “Advisor”), dated as of July 2, 2013.

Pursuant to the A&R Advisory Agreement, the Company will issue to the Advisor, in connection with its asset management services (subject to quarterly approval by the board of directors), performance-based restricted partnership units of the Operating Partnership designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the A&R Advisory Agreement without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company immediately prior to the occurrence of the event described in (y) (the “performance condition”). Such Class B units will be forfeited immediately if: (a) the A&R Advisory Agreement is terminated for any reason other than a termination without cause. When and if approved by the board of directors on a quarterly basis, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the A&R Limited Partnership Agreement (as defined below).

The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company's common stock. In May 2013, the Company’s board of directors approved the issuance of 286 Class B units to the Advisor upon the terms and conditions of the A&R Advisory Agreement, subject to the entry into the A&R Advisory Agreement. No additional Class B units have been approved by the board of directors through the date of the filing of this Current Report on Form 8-K.

In connection with the changes as described above, the Company and American Realty Capital Global Special Limited Partnership, LLC entered into that certain Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 2, 2013 (the “A&R Limited Partnership Agreement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

July 5, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors